CONSTRUCTION LOAN AGREEMENT

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Borrower: Timberline Software Corporation  Lender:  Pacific One Bank
          9600 S.W. Nimbus Avenue                   P.O. Box 40108
          Beaverton, Oregon 97008                   Portland, Oregon  97240-0108
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THIS  CONSTRUCTION  LOAN  AGREEMENT  between  Timberline  Software   Corporation
("Borrower") and Pacific One Bank ("Lender") is made and executed on the following terms and conditions. Borrower has applied to Lender for loans in the total principal amount of Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($9,750,000.00) in order to construct the Improvements on the Real Property described below. Lender is willing to lend the loan amount to Borrower solely under the terms and conditions specified in this Agreement and in the Related Documents, to each of which Borrower agrees. Borrower understands and agrees that: (a) in granting, renewing, or extending any Loan, Lender is relying upon Borrower's representations, warranties, and agreements as set forth in this Agreement, and (b) all such Loans shall be and remain subject to the following terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of December 1, 1997, and shall continue thereafter until all Indebtedness has been paid in full and all other obligations of Borrower hereunder have been performed in full and the parties terminate this Agreement in writing.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

       Agreement. The word "Agreement" means this Construction Loan Agreement, as this Construction Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Construction Loan Agreement from time to time.

       Architecture  Contract.  The  words  "Architecture   Contract"  mean  the
       contract between Borrower and Mahlum & Nordfors Smith Gordon Architects, PC, who designed the Project.

       Borrower.  The word "Borrower" means Timberline Software Corporation.

       Collateral. The word "Collateral" means and includes without limitation all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

       Construction Contract. The words "Construction Contract" mean and include the contract between Borrower and Westwood Swinerton Construction, the general contractor for the Project, and any subcontracts with subcontractors, materialmen, laborers, or any other person or entity for performance of work on the Project or the delivery of materials to the Project.

       Current Assets. The words "Current Assets" mean assets owned by Borrower that will be converted into cash in the normal course of business within one year.

       Current Liabilities. The words "Current Liabilities" mean liabilities that will be paid in the normal course of business within one year by expending current assets or otherwise.

       Debt Service Ratio. The words "Debt Service Ratio" mean net profits, plus depreciation and amortization, divided by the current maturity of long term debt.

       Event of Default. The words "Event of Default" mean and include any of the Events of Default set forth below in the section titled "Events of Default."

       Grantor. The word "Grantor" means and includes each and all of the persons or entities granting a Security Interest in any Collateral for the Indebtedness, including without limitation all Borrowers granting such a Security Interest.

       Guarantor. The word "Guarantor" means and includes without limitation all guarantors, sureties, and accommodation parties.

       Improvements.   The  word  "Improvements"   means  and  includes  without
       limitation all existing and future buildings, structures, facilities, fixtures, additions, and similar construction on the Property.

       Indebtedness. The word "Indebtedness" means and includes without limitation all Loans, together with all other obligations, debts and liabilities of Borrower to Lender, or any one or more of them, as well as all claims by Lender against Borrower, or any one or more of them; whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Borrower may be liable individually or jointly with others; whether Borrower may be obligated as a guarantor, surety, or otherwise; whether recovery upon such Indebtedness may be or hereafter may become barred by any statute of limitations; and whether such Indebtedness may be or hereafter may become otherwise unenforceable.

       Lender. The word "Lender" means Pacific One Bank, its successors and assigns.

       Loan. The word "Loan" means the Note and any other loans made to Borrower under this Agreement and the Related Documents as described below.

       Loan Fund. The words "Loan Fund" mean the undisbursed proceeds of the Loan under this Agreement together with any equity funds or other deposits required from Borrower under this Agreement.

       Note. The word "Note" means the promissory note or credit agreement dated December 1, 1997, in the original principal amount of Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($9,750,000.00) from Borrower to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement.

       Plans and Specifications. The words "Plans and Specifications" mean the plans and specifications for the Project which have been approved and initialed by Lender, together with such changes and additions as may be approved by Lender in writing.

       Project. The word "Project" means the construction and completion of all Improvements contemplated by this Agreement, including without limitation the erection of the building or structure, installation of equipment and fixtures, landscaping, and all other work necessary to make the Property usable and complete for the intended purposes. The Project includes the following work: an office building containing approximately 88,000 square feet.

       Project Documents. The words "Project Documents" mean the Plans and Specifications, all studies, data and drawings relating to the Project, whether prepared by or for Borrower, the Construction Contract, the Architecture Contract, and all other contracts and agreements relating to the Project or the construction of the Improvements.

       Property. The word "Property" means the Real Property together with all Improvements, all equipment, fixtures, and other articles of personal property now or subsequently attached or affixed to the real property, together with all accessions, parts, and additions to, all replacements of, and all substitutions for any of such property, and all proceeds (including insurance proceeds and refunds of premiums) from any sale or other disposition of such property.

       Real Property. The words "Real Property" mean the real property located in Washington County, State of Oregon, and legally described as:

              Lots 6 and 7, CORPORATE CENTER AT CORNELL OAKS, recorded January 26, 1995 in Plat Book 95, Pages 27 through 32, recorded as Document No. 95005969, situated in the County of Washington and State of Oregon.

              TOGETHER WITH a non-exclusive right, privilege and easement for ingress and egress of pedestrian and vehicular traffic as disclosed by Easement Agreement recorded August 5, 1997, Recorder's Fee No.
              97071989.

       Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

       Security Agreement. The words "Security Agreement" mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

       Security Interest. The words "Security Interest" mean and include without limitation any type of collateral security, whether in the form of a lien, charge, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor's lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

       Subordinated Debt. The words "Subordinated Debt" mean indebtedness and liabilities of Borrower which have been subordinated by written agreement to indebtedness owed by Borrower to Lender in form and substance acceptable to Lender.

       Tangible Net Worth. The words "Tangible Net Worth" mean Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less total Debt.

LOAN. The Loan shall be in the principal sum of Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($9,750,000.00) and shall bear interest on so much of the principal sum as shall be advanced pursuant to the terms of this Agreement and the Related Documents. The Loan shall bear interest on each Advance from the date of the Advance in accordance with the terms of the Note. Borrower shall use the proceeds of the Loan solely for the payment of (a) the costs of constructing the Improvements and equipping the Project in accordance with the Construction Contract; (b) other costs and expenses incurred or to be incurred in connection with the construction of the Improvements as Lender in its sole discretion shall approve; and (c) if permitted by Lender, interest due under the Note, including all expenses and all loan and commitment fees described in this Agreement.

FEES AND EXPENSES. Whether or not the Project shall be consummated, Borrower shall assume and pay upon demand all out-of-pocket expenses incurred by Lender in connection with the preparation of loan documents and the making of the Loan, including without limitation the following: (a) all closing costs, fees, and disbursements; (b) all expenses of Lender's legal counsel; and (c) all title examination fees, title insurance premiums, appraisal fees, survey costs, required fees, and filing and recording fees.

CONSTRUCTION PRIOR TO RECORDING OF SECURITY DOCUMENT. In the event Borrower permits any work or materials to be furnished in connection with the Project prior to execution of this Agreement, no Loan Funds shall be advanced until (a) Borrower has signed the Related Documents; (b) Lender's mortgage or deed of trust and other Security Interests in the Property have been duly recorded and perfected; and (c) Lender has been provided evidence, satisfactory to Lender, that Borrower has obtained all insurance required under this Agreement or any Related Agreement and that Lender's liens on the Property and Improvements are valid perfected first liens, subject only to such exceptions, if any, acceptable to Lender.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender as of the date of this Agreement and as of the date of each disbursement of Loan proceeds:

       Organization. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage.

       Authorization. The execution, delivery, and performance of this Agreement by Borrower, to the extent to be executed, delivered or performed by Borrower, have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other person, regulatory authority or governmental body; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Borrower or (b) any law, governmental regulation, court decree, or order applicable to Borrower.

       Financial Information. Each financial statement of Borrower supplied to Lender truly and completely disclosed Borrower's financial condition as of the date of the statement, and there has been no material adverse change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender. Borrower has no material contingent obligations except as disclosed in such financial statements.

       Litigation and Claims. No litigation or claim (including those for unpaid taxes) against Borrower is pending or threatened which may materially adversely affect Borrower's financial condition, and no other event has occurred which may materially adversely affect Borrower's financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

       Title to Property. Borrower has, or on the date of first disbursement of Loan proceeds will have, good and marketable title to the Property free and clear of all defects, liens, and encumbrances, excepting only liens for taxes, assessments, or governmental charges or levies not yet delinquent or payable without penalty or interest, and such liens and encumbrances as may be approved in writing by the Lender.

       Hazardous Substances. The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing or intended to protect human health or the environment ("Environmental Laws"). Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (a) During the period of Borrower's ownership of Borrower's Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance by any person on, under, or about the Property. (b) Borrower has no knowledge of, or reason to believe that there has been (i) any use, generation, manufacture, storage, treatment, disposal, release, or threatened release of any hazardous waste or substance by any prior owners or occupants of the Property, or (ii) any actual or threatened litigation or claims of any kind by any person relating to such matters.
       (c) Neither Borrower nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about the Property; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Property to make such inspections and tests as Lender may deem appropriate to determine compliance of the Property with this section of the Agreement. Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower's due diligence in investigating the Property for hazardous waste. Borrower hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Borrower's ownership or interest in the Property, whether or not the same was or should have been known to Borrower, or as a result of a violation of any Environmental Laws. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

       Project Costs. The Project costs are true and accurate estimates of the costs necessary to complete the Improvements in a good and workmanlike manner according to the Plans and Specifications presented by Borrower to Lender, and Borrower shall take all steps necessary to prevent the actual cost of the Improvements from exceeding the Project costs.

       Utility Services. All utility services appropriate to the use of the Project after completion of construction are available at the boundaries of the Property.

       Access. The Property is contiguous to publicly dedicated streets, roads, or highways providing access to the Property.

       Assessment of Property. The Property is and will continue to be assessed and taxed as an independent parcel by all governmental authorities.

       Compliance with Governing Authorities. Borrower has examined and is familiar with all the easements, covenants, conditions, restrictions, reservations, building laws, regulations, zoning ordinances, and federal, state, and local requirements affecting the Project. The Project will at all times and in all respects conform to and comply with the requirements of such easements, covenants, conditions, restrictions, reservations, building laws, regulations, zoning ordinances, and federal, state, and local requirements.

       Survival of Representation and Warranties. Borrower understands and agrees that Lender is relying upon the above representations and warranties in making the above referenced Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as Borrower's Loan and Note shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender's obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender's satisfaction of all of the conditions set forth in this Agreement.

       Borrower's Payment. Borrower shall have first paid from its own funds the sum of Three Million Nine Hundred Eighty-Five Thousand and 00/100 Dollars ($3,985,000.00) toward construction of the Project.

       Compliance with Commitment Letter. Borrower shall have fully complied with that Construction/Term Loan Commitment Letter between Borrower and Lender dated July 17, 1997. In the event there is a conflict between the terms of the Commitment Letter and the terms of this Construction Loan Agreement or the Related Documents, the terms of the Construction Loan Agreement or Related Documents shall prevail.

       Approval of General Contractor. Lender shall have approved the general contractor employed in connection with the construction of the Improvements. Lender shall have the right to communicate with any person to verify the facts disclosed by any application for any Advance, or for any other purpose.

       Plans, Specifications, and Permits. Lender shall have received and accepted a complete set of Plans and Specifications setting forth all Improvements for the Project, and Borrower shall have furnished to Lender copies of all permits and requisite approvals of any governmental body necessary for the construction and use of the Project.

       Architecture and Construction Contracts. Borrower shall have furnished in form and substance satisfactory to Lender an executed copy of the Architecture Contract and an executed copy of the Construction Contract.

       Support Documents. Borrower shall provide to Lender in form satisfactory to Lender the following support documents for the Loan: Assignment of Architecture Contract and Assignment of Construction Contract. Budget and Schedule of Estimated Advances. Lender shall have approved detailed budget and cash flow projections of total Project costs and a schedule of the estimated amount and time of disbursements of each Advance.

       Borrower's Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of the Loan documents, and the consummation of the Project, and such other authorizations and other documents as Lender in its sole discretion may require.

       Survey. If requested by Lender, Borrower shall have furnished to Lender a survey of recent date, prepared and certified by a qualified surveyor and providing that the Improvements, if constructed in accordance with the Plans and Specifications, shall lie wholly within the boundaries of the Property without encroachment or violation of any zoning ordinances, building codes or regulations, or setback requirements, together with such other information as Lender in its sole discretion may require.

       Zoning. Borrower shall have furnished evidence satisfactory to Lender that the Property is duly and validly zoned for the construction, maintenance, and operation of the Project.

       Soils Test. Borrower shall have provided Lender with test of the Property's soil. This report, prepared by an engineering firm acceptable to Lender must indicate that the soil conditions of the Property are sufficient to support the Project.

       Hazardous Substance Report. Borrower shall have provided Lender with a report showing that the Property is free from hazardous substances. This report must be prepared by an environmental services company acceptable to Lender. The report should detail a site reconnaissance, research into appropriate environmental agency files, and a summary of findings and recommendations. A 50-year history of Property title and uses will also be provided.

       Title Insurance. Borrower shall have provided to Lender an ALTA Lender's extended coverage policy of title insurance with such endorsements as Lender may require, issued by a title insurance company acceptable to Lender and in a form, amount, and content satisfactory to Lender, insuring or agreeing to insure that the Mortgage or Deed of Trust on the Property is or will be upon recordation a valid first lien on the Property free and clear of all defects, liens, encumbrances, and exceptions except those as specifically accepted by Lender in writing. If requested by Lender, Borrower shall provide to Lender, at Borrower's expense, a foundation endorsement to the title policy upon the completion of each foundation for the Improvements, showing no encroachments, and upon completion an endorsement which insures the lien-free completion of the Improvements.

       Insurance. Unless waived by Lender in writing, Borrower shall have delivered to Lender the following insurance policies or evidence thereof:
       (a) an all risks course of construction insurance policy covering the Improvements issued in an amount and by a company acceptable to Lender, containing a loss payable or other endorsement satisfactory to Lender insuring Lender as mortgagee, together with such other endorsements as may be required by Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender; (b) flood insurance if required by Lender or applicable law; and (c) all other insurance required by this Agreement or by the Related Documents.

                                    WARNING
                                    -------

              Unless Borrower provides Lender with evidence of the insurance coverage as required herein, Lender may purchase insurance at Borrower's expense to protect Lender's interest. This insurance may, but need not, also protect Borrower's interest. If the Collateral becomes damaged, the coverage Lender purchases may not pay any claim Borrower makes or any claim made against Borrower. Borrower may later cancel this coverage by providing evidence that Borrower has obtained property coverage elsewhere.

              Borrower is responsible for the cost of any insurance purchased by Lender. The cost of this insurance may be added to the Note balance. If the cost is added to the Note balance, the interest rate on the Note will apply to this added amount. The effective date of coverage may be the date Borrower's prior coverage lapsed or the date Borrower failed to provide proof of coverage. The coverage Lender purchases may be considerably more expensive than insurance Borrower can obtain on Borrower's own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

       Payment of Fees and Expenses. Borrower shall have paid to Lender all expenses specified in this Agreement as are then due and payable.

       Satisfactory Construction. All work usually done at the stage of construction for which disbursement is requested shall have been done in a good and workmanlike manner and all materials and fixtures usually furnished and installed at that stage of construction shall have been furnished and installed, all in compliance with the Plans and Specifications. Borrower shall also have furnished to Lender Property inspection reports and such other proofs as Lender may reasonably require to establish the progress of the work, compliance with applicable laws, freedom of the Property from liens, and the basis for the requested disbursement.

       Certification. Borrower shall have furnished to Lender a certification by an engineer, architect, or other qualified inspector acceptable to Lender that the construction of the Improvements has complied and will continue to comply with all applicable statutes, ordinances, codes, regulations, and similar requirements, including but not limited to the Americans with Disabilities Act of 1990.

       Lien Waivers. Borrower shall have obtained and attached to each application for an Advance, including the Advance to cover final payment to the general contractor, executed acknowledgments of payments of all sums due and releases of mechanic's and materialmen's liens, satisfactory to Lender, from any party having lien rights, which acknowledgments of payment and releases of liens shall cover all work, labor, equipment, materials done, supplied, performed, or furnished prior to such application for an Advance.

       Lack of  Default.  There  shall  not  exist at the time of any  Advance a
       condition  which  would   constitute  an  Event  of  Default  under  this
       Agreement.

DISBURSEMENT  OF  LOAN  PROCEEDS.   The  following   provisions  relate  to  the
disbursement of funds from the Loan Fund.

       Application for Advances. Each application shall be stated on a standard AIA payment request form or other form approved by Lender, executed by Borrower, certified by Mahlum & Nordfors Smith Gordon Architects, PC, and supported by such evidence as Lender shall reasonably require. Borrower shall apply only for disbursement with respect to work actually done by the general contractor and for materials and equipment actually incorporated into the Project. Each application for an Advance shall be deemed a certification of Borrower that as of the date of such application, all representations and warranties contained in the Agreement are true and correct, and that Borrower is in compliance with all of the provisions of this Agreement. Only one Loan draw will be allowed each month and all draws shall comply with the Lender's Standard Construction Loan Procedures dated June 3, 1996 and any subsequent amendments thereto.

       Loan To Value. Unless waived by Lender in writing, the ratio of the amount of the Loan to the value of the Property as completed shall not exceed seventy-five percent (75%). The term "value" as used herein shall be defined by Lender in its sole discretion unless agreed to the contrary by Lender in writing.

       Payments. At the sole option of Lender, Advances may be paid in the joint names of Borrower and the general contractor, subcontractor(s), or supplier(s) in payment of sums due under the Construction Contract. At its sole option, Lender may directly pay the general contractor and any subcontractors or other parties the sums due under the Construction Contract. Borrower appoints Lender as its attorney-in-fact to make such payments. This power shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive an Event of Default under this Agreement.

       Projected Cost Overruns. If Lender at any time determines in its sole discretion that the amount in the Loan Fund is insufficient, or will be insufficient, to complete fully and to pay for the Project, then within ten (10) days after receipt of a written request and supporting documentation from Lender, Borrower shall deposit in the Loan Fund an amount equal to the deficiency as determined by Lender. The judgment and determination of Lender under this section shall be final and conclusive.

       Outside Project Audits. Lender may require in its sole discretion outside project audits with costs to be borne by Borrower as a condition precedent to any disbursement of funds from the Loan Fund.

       Final Payment to General Contractor. Upon completion of the Project and fulfillment of the Construction Contract to the satisfaction of Lender and provided sufficient Loan Funds are available, Lender shall make an Advance to cover the final payment due to the general contractor upon delivery to Lender of endorsements to the ALTA title insurance policy following the posting of the completion notice, as provided under applicable law. Construction shall not be deemed complete for purposes of final disbursement unless and until Lender shall have received all of the following:

              (a) Evidence satisfactory to Lender that all work under the Construction Contract requiring inspection by any governmental authority with jurisdiction has been duly inspected and approved by such authority, that a certificate of occupancy has been issued, and that all parties performing work have been paid, or will be paid, for such work;

              (b) A certification by Mahlum & Nordfors Smith Gordon Architects, PC, Chris Foster and any other engineer, architect, or other qualified inspector acceptable to and required by Lender that the Improvements have been completed substantially in accordance with the Plans and
                    Specifications and the Construction Contract and in conformance with all applicable statutes, ordinances, codes, regulations, and similar requirements, that direct connection has been made to all utilities set forth in the Plans and Specifications, and that the Project is ready for occupancy; and

              (c) Acceptance of the completed Improvements by Lender and Borrower.


       Notwithstanding any other provision of this Agreement to the contrary, Lender may retain up to five percent (5.00%) of the original Loan amount to be paid as the final payment to the general contractor upon satisfaction of the conditions set forth above.

       Construction Default. If Borrower fails in any respect to comply with the provisions of this Agreement or if construction ceases before completion regardless of the reason, Lender, at its option, may refuse to make further Advances, may accelerate the Indebtedness under the terms of the Note, and without thereby impairing any of its rights, powers, or privileges, may enter into possession of the construction site and perform or cause to be performed any and all work and labor necessary to complete the Improvements, substantially in accordance with the Plans and Specifications.

       Damage or Destruction. If any of the Property or Improvements is damaged or destroyed by casualty of any nature, within sixty (60) days thereafter Borrower shall restore the Property and Improvements to the condition in which they were before such damage or destruction with funds other than those in the Loan Fund. Lender shall not be obligated to make disbursements under this Agreement until such restoration has been accomplished.

       Right to Advance Funds. When any event occurs that Lender determines in good faith may endanger completion of the Project or the fulfillment of any condition or covenant in this Agreement, Lender may require Borrower to furnish, within ten (10) days after delivery of a written request, adequate security to eliminate, reduce, or indemnify Lender against, such danger. In addition, upon such occurrence, Lender in its sole discretion may advance funds or agree to undertake to advance funds to any party to eliminate, reduce, or indemnify Lender against, such danger or to complete the Project. All sums paid by Lender pursuant to such agreements or undertakings shall be for Borrower's account and shall be without prejudice to Borrower's rights, if any, to receive such funds from the party to whom paid. All sums expended by Lender in the exercise of its option to complete the Project or protect Lender's interests shall be payable to Lender on demand together with interest from the date of the Advance at the rate applicable to the Loan. In addition, any Advance of funds under this Agreement, including without limitation direct disbursements to the general contractor or other parties in payment of sums due under the Construction Contract, shall be deemed to have been expended by or on behalf of Borrower and to have been secured by the Mortgage or Deed of Trust on the Property.

LIMITATION OF RESPONSIBILITY. The making of any Advance by Lender shall not constitute or be interpreted as either (a) an approval or acceptance by Lender of the work done through the date of the Advance, or (b) a representation or indemnity by Lender to any party against any deficiency or defect in the work or against any breach of any contract. Inspections and approvals of the Plans and Specifications, the Improvements, the workmanship and materials used in the Improvements, and the exercise of any other right of inspection, approval, or inquiry granted to Lender in this Agreement are acknowledged to be solely for the protection of Lender's interests, and under no circumstances shall they be construed to impose any responsibility or liability of any nature whatsoever on Lender to any party. Neither Borrower nor any contractor, subcontractor, materialman, laborer, or any other person shall rely, or have any right to rely, upon Lender's determination of the appropriateness of any Advance. No disbursement or approval by Lender shall constitute a representation by Lender as to the nature of the Project, its construction, or its intended use for Borrower or for any other person, nor shall it constitute an indemnity by Lender to Borrower or to any other person against any deficiency or defects in the Project or against any breach of any contract.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will:

       Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower's financial condition, and (b) all litigation and claims and all threatened litigation and claims affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

       . Maintain a standard modern system of accounting administered in accordance with generally accepted accounting principles. Lender shall have the right to examine the books of account of Borrower to the extent that they pertain to this Agreement and the Property, and to discuss the affairs, finances, and accounts of Borrower to such extent, all at such reasonable times and intervals as Lender may desire. Borrower will furnish to Lender, (i) within one hundred twenty (120) days after and as of the close of each fiscal year, the year-end financial statements of Borrower, including a balance sheet and a statement of earnings (income and loss) from Borrower's business, as requested by Lender, in detail satisfactory to Lender; (ii) upon an Event of Default, and within twenty
       (20) days following Lender's request therefor, all such financial information as may be necessary or appropriate for Lender's determination of Borrower's net operating income and debt service with all such financial information being prepared and certified as accurate by Borrower; (iii) from time to time, upon Lender's request, tenant rent rolls, leasing summary reports and cash flow projections (or updates thereof), setting forth the status of all existing and anticipated leases or subleases affecting the Property and Borrower's best estimate of the revenues to be obtained and the expenses to be incurred in connection with the operation of the Property for the following one-year period; and
       (iv) within thirty (30) days after and as of the close of each quarter of each fiscal year, the quarter-end financial statements of Borrower, including a balance sheet and statement of earnings (income and loss) from Borrower's business and from the Property, as requested by Lender, in detail satisfactory to Lender. In addition to the above, Borrower shall furnish Lender with, as soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, copies of Borrower's tax returns.

       Additional Information. Furnish such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower's financial condition and business operations as Lender may reasonably request from time to time.

       Construction of the Project. Commence construction of the Project no later than December 1, 1997, and cause the Improvements to be constructed and equipped in a diligent and orderly manner and in strict accordance with the Plans and Specifications approved by Lender, the Construction Contract, and all applicable laws, ordinances, codes, regulations, and rights of adjoining or concurrent property owners, and be completed to the satisfaction of Lender no later than May 1, 1999 (unless extended pursuant to the extension option provision of the Note).

       Financial Covenants and Ratios. Comply with the following covenants and ratios:

              Tangible Net Worth. Maintain a minimum Tangible Net Worth plus Subordinated Debt of not less than Seven Million and 00/100 Dollars ($7,000,000.00).

              Minimum Working Capital. Maintain minimum working capital of not less than Three Million and 00/100 Dollars ($3,000,000.00).

              Current Ratio. Maintain a ratio of Current Assets to Current Liabilities equal to or in excess of 1.10:1.00.

              Debt Service Ratio. Maintain a minimum Debt Service ratio of 1.50:1.00.

       Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct. The above covenants shall be measured quarterly.

       Loan Proceeds. Use the Loan funds solely for payment of bills and expenses directly related to the Project.

       Workers' Compensation Coverage. Provide to Lender proof of the general contractor's compliance with all applicable workers' compensation laws and regulations with regard to all work performed on the Project.

       Defects. Upon demand of Lender, promptly correct any defect in the Improvements or any departure from the Plans and Specifications not approved by Lender before further work shall be done upon the portion of the Improvements affected.

       Project Claims and Litigation. Promptly inform Lender of (a) all material adverse changes in the financial condition of the general contractor; (b) any litigation and claims, actual or threatened, affecting the Project or the general contractor, which could materially affect the successful completion of the Project or the ability of the general contractor to complete the Project as agreed; and (c) any condition or event which constitutes a breach or default under any of the Related Documents or any contract related to the Project.

       Payment of Claims and Removal of Liens. (a) Cause all claims for labor done and materials and services furnished in connection with the Improvements to be fully paid and discharged in a timely manner, (b) diligently file or procure the filing of a valid notice of completion of the Improvements, or such comparable document as may be permitted under applicable lien laws, (c) diligently file or procure the filing of a notice of cessation, or such comparable document as may be permitted under applicable lien laws, upon the happening of cessation of labor on the Improvements for a continuous period of thirty (30) days or more, and
       (d) take all reasonable steps necessary to remove all claims of liens against the Property, the Improvements or any part of the Property or Improvements, or any rights or interests appurtenant to the Property or Improvements. Upon Lender's request, Borrower shall make such demands or claims upon or against laborers, materialmen, subcontractors, or other persons who have furnished or claim to have furnished labor, services, or materials in connection with the Improvements, which demands or claims shall under the laws of the State of Oregon require diligent assertions of lien claims upon penalty of loss or waiver thereof. Borrower shall, within ten (10) days after the filing of any claim of lien that is disputed or contested by Borrower, provide Lender with a surety bond issued by a surety acceptable to Lender sufficient to release the claim of lien or deposit with Lender an amount satisfactory to Lender for the possibility that the contest will be unsuccessful. If Borrower fails to remove any lien on the Property or Improvements or provide a bond or deposit pursuant to this provision, Lender may pay such lien, or may contest the validity of the lien, and Borrower shall pay all costs and expenses of such contest, including Lender's reasonable attorneys' fees.

       Taxes and Claims. Pay and discharge when due all of Borrower's indebtedness, obligations, and claims that, if unpaid, might become a lien or charge upon the Property or Improvements; provided, however, that Borrower shall not be required to pay and discharge any such indebtedness, obligation, or claim so long as (a) its legality shall be contested in good faith by appropriate proceedings, (b) the indebtedness, obligation, or claim does not become a lien or charge upon the Property or Improvements, and (c) Borrower shall have established on its books adequate reserves with respect to the amount contested in accordance with generally accepted accounting practices. If the indebtedness, obligation, or claim does become a lien or charge upon the Property or Improvements, Borrower shall remove the lien or charge as provided in the preceding paragraph. Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in all other instruments and agreements between Borrower and Lender, and in all other loan agreements now or hereafter existing between Borrower and any other party. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

       Additional Assurances. Make, execute, and deliver to Lender such Security Agreements, instruments, documents, and other agreements reasonably necessary to document and secure the Loan and to perfect Lender's Security Interests in the Property and Improvements.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of
Lender:

       Loans, Acquisitions and Guaranties. (a) Loan money or assets other than in the ordinary course of business, (b) purchase or acquire any interest in any other enterprise or entity other than in the ordinary course of business, or (c) incur any obligation as surety or guarantor other than in the ordinary course of business.

       Modification of Contract. Make or permit to be made any modification of the Construction Contract.

       Liens. Create or allow to be created any lien or charge upon the Property or the Improvements.

GENERAL PROJECT PROVISIONS. The following provisions relate to the construction and completion of the Project:

       Change Orders. All requests for changes in the Plans and Specifications involving total extra costs in excess of one percent (1%) of total Project costs must be in writing, signed by Borrower and the architect, and delivered to Lender for its approval. Borrower will not permit the performance of any work pursuant to any change order or modification of the Construction Contract or any subcontract without the written approval of Lender. Borrower will obtain any required permits or authorizations from governmental authorities having jurisdiction before approving or requesting a new change order.

       Purchase of Materials; Conditional Sales Contracts. No materials, equipment, fixtures, or articles of personal property placed in or incorporated into the Project shall be purchased or installed under any Security Agreement or other agreement whereby the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider such items as personal property after their incorporation into the Project, unless otherwise authorized by Lender in writing.

       Lender's Right of Entry and Inspection. Lender and its agents shall have at all times the right of entry and free access to the Property and the right to inspect all work done, labor performed, and materials furnished with respect to the Project. Lender shall have unrestricted access to and the right to copy all records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower relating in any way to the Project. Borrower agrees to pay on demand all of Lender's out-of-pocket expenses for periodic inspections, reviews, or reports that Lender, in its sole discretion, deems necessary and appropriate for disbursement of the Loan Fund.

       Lender's Right to Stop Work. If Lender in good faith determines that any work or materials do not conform to the approved Plans and Specifications or sound building practices, or otherwise depart from any of the requirements of this Agreement, Lender may require the work to be stopped and withhold disbursements until the matter is corrected. In such event, Borrower will promptly correct the work to Lender's satisfaction. No such action by Lender will affect Borrower's obligation to complete the Improvements on or before the completion date required herein. Lender is under no duty to supervise or inspect the construction or examine any books and records. Any inspection or examination by Lender is for the sole purpose of protecting Lender's security and preserving Lender's rights under this Agreement. No default of Borrower will be waived by any inspection by Lender. In no event will any inspection by Lender be a representation that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship.

       Indemnity. Borrower shall indemnify and hold Lender harmless from any and all claims asserted against Lender or the Property by any person, entity, or governmental body, or arising out of or in connection with the Property, Improvements, or Project. Lender shall be entitled to appear in any action or proceeding to defend itself against such claims, and all costs incurred by Lender in connection with such defense, including attorneys' fees, shall be paid by Borrower to Lender. Lender shall, in its sole discretion, be entitled to settle or compromise any asserted claims against it, and such settlement shall be binding upon Borrower for purposes of this indemnification. All amounts paid by Lender under this paragraph shall be secured by the Mortgage or Deed of Trust on the Property, shall be deemed an additional principal Advance under the Loan, payable upon demand, and shall bear interest at the rate applicable to the Loan.

       Publicity. Lender may display a sign at the construction site informing the public that Lender is the construction lender for the Project provided Lender complies with all applicable laws and regulations. During construction, any sign placed on the Property will specify Lender as providing construction financing. Lender may obtain other publicity in connection with the Project through press releases, including a description of the Property, Project, occupancy and rentals, and participation in ground-breaking and opening ceremonies and similar events.

       Actions. Lender shall have the right to commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the disbursement of funds from the Loan Fund. In connection with this right, Lender may incur and pay reasonable costs and expenses, including, but not limited to, attorneys' fees, for both trial and appellate proceedings. Borrower covenants to pay to Lender on demand all such expenses, together with interest from the date Lender incurs the expense at the rate specified in the Note, and Lender is authorized to disburse funds from the Loan Fund for such purposes.

RIGHT OF SETOFF. To the extent any such accounts exist, Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all Keogh, and trust accounts. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the Indebtedness against any and all such accounts.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

       Default on Indebtedness. Failure of Borrower to make any payment within ten (10) days of when due on the Loans.

       Other Defaults. Failure of Borrower or any Grantor to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents, or failure of Borrower or Grantor to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between Lender and Borrower or Grantor. If any failure, other than a failure to pay money, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar breach within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after receiving written notice from Lender demanding cure of such failure: (a) cures the failure within thirty (30) days; or (b) if the cure requires more than thirty (30) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within ninety (90) days after notice is sent.

       False Statements. Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower or any Grantor under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

       Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

       Insolvency. The dissolution or termination of Borrower's existence as a going business, insolvency, appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower. The death of Borrower (or any member or partner of Borrower) shall also constitute an event of default hereunder. Lender may, at its option, permit the deceased's estate to assume unconditionally the obligations arising under the Note in a manner reasonably satisfactory to Lender, and, in so doing, cure the event of default.

       Creditor Proceedings. Commencement of foreclosure, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or any creditor of any Grantor against any collateral securing the Indebtedness. This includes a garnishment, attachment, or levy on or of any of Borrower's deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower or Grantor, as the case may be, as to the validity or reasonableness of the claim which is the basis of the creditor proceeding, and if Borrower or Grantor gives Lender written notice of the creditor proceeding and furnishes reserves or a surety bond for the creditor proceeding satisfactory to Lender.

       Events Affecting Guarantor. Any Guarantor seeks, claims, or otherwise attempts to limit, modify, or revoke such Guarantor's guaranty with Lender or any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

       Insecurity.  Lender, in good faith, deems itself insecure.

       Breach of Construction Contract. The Improvements are not constructed in accordance with the Plans and Specifications or in accordance with the terms of the Construction Contract.

       Cessation of Construction. Prior to the completion of construction of the Improvements and equipping of the Project, the construction of the Improvements or the equipping of the Project is abandoned or work thereon ceases for a period of more than ten (10) days for any reason, or the Improvements are not completed for purposes of final payment to the general contractor prior to the completion date represented by Borrower to Lender, regardless of the reason for the delay.

       Transfer of Property. Sale, transfer, hypothecation, assignment, or conveyance of the Property or the Improvements or any portion thereof or interest therein by Borrower or any Grantor without Lender's prior written consent.

       Condemnation. All or any material portion of the Property is condemned, seized, or appropriated without compensation, and Borrower does not within thirty (30) days after such condemnation, seizure, or appropriation, initiate and diligently prosecute appropriate action to contest in good faith the validity of such condemnation, seizure, or appropriation.

EFFECT OF AN EVENT OF DEFAULT; REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter, Lender may, at its option, but without any obligation to do so, and in addition to any other right Lender may have, do any one or more of the following without notice to Borrower: (a) Cancel this Agreement; (b) Institute appropriate proceedings to enforce the performance of this Agreement; (c) Withhold further disbursement of Loan Funds; (d) Expend funds necessary to remedy the default; (e) Take possession of the Property and continue construction of the Project; (f) Accelerate maturity of the Note and/or Indebtedness and demand payment of all sums due under the Note and/or Indebtedness; (g) Bring an action on the Note and/or Indebtedness; (h) Foreclose the Mortgage or Deed of Trust on the Property in any manner available under law; and (i) Exercise any other right or remedy which it has under the Note or Related Documents, or which is otherwise available at law or in equity or by statute.

COMPLETION OF IMPROVEMENTS BY LENDER. If Lender takes possession of the Property, it may take any and all actions necessary in its judgment to complete construction of the Improvements, including but not limited to making changes in the Plans and Specifications, work, or materials and entering into, modifying or terminating any contractual arrangements, subject to Lender's right at any time to discontinue any work without liability. If Lender elects to complete the Improvements, it will not assume any liability to Borrower or to any other person for completing the Improvements or for the manner or quality of construction of the Improvements, and Borrower expressly waives any such liability. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to complete the Improvements, at Lender's option, either in Borrower's name or in its own name. In any event, all sums expended by Lender in completing the construction of the Improvements will be considered to have been disbursed to Borrower and will be secured by the collateral for the Loan. Any such sums that cause the principal amount of the Loan to exceed the face amount of the Note will be considered to be an additional Loan to Borrower, bearing interest at the Note rate and being secured by the collateral. For these purposes, Borrower assigns to Lender all of its right, title and interest in and to the Project Documents; however Lender will not have any obligation under the Project Documents unless Lender expressly hereafter agrees to assume such obligations in writing. Lender will have the right to exercise any rights of Borrower under the Project Documents upon the occurrence of an Event of Default. All rights, powers, and remedies of Lender under this Agreement are cumulative and alternative, and are in addition to all rights which Lender may have under applicable law.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

       Agency. Nothing in this Agreement shall be construed to constitute the creation of a partnership or joint venture between Lender and Borrower or any contractor. Lender is not an agent or representative of Borrower. This Agreement does not create a contractual relationship with and shall not be construed to benefit or bind Lender in any way with or create any contractual duties by Lender to any contractor, subcontractor, materialman, laborer, or any other person.

       Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

       Applicable Law. THIS AGREEMENT HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN THE STATE OF OREGON. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF MULTNOMAH COUNTY, THE STATE OF OREGON. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON.

       Arbitration. Except as provided below, Lender and Borrower agree that all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Agreement or otherwise, including without limitation contract and tort disputes, shall be arbitrated pursuant to the then effective arbitration rules of the Arbitration Service of Portland, Inc., or the then effective commercial arbitration rules of the American Arbitration Association, whichever organization is selected by the party which first initiates arbitration by filing a claim in accordance with the filing rules of the organization selected. Notwithstanding the above, Lender's actions to take or dispose of any Collateral shall not be prohibited by this arbitration agreement nor constitute a waiver of this arbitration provision as to all other disputes. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction.

       Nothing in this Agreement shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes.

       Authority to File Notices. Borrower appoints and designates Lender as its attorney-in-fact to file for record any notice that Lender deems necessary to protect its interest under this Agreement. This power shall be deemed coupled with an interest and shall be irrevocable while any sum or performance remains due and owing under any of the Related Documents. Maintenance of Depository Relationship. Borrower shall, at all times while any portion of the Note remains unpaid, maintain a depository relationship with Lender, or a subsidiary or affiliate of Lender, unless the same is contrary to state or federal law or regulation.

       Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

       Lender's Right to Sell Participations in the Loan. Lender may at any time sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of, to any one or more other lenders (hereinafter called "Participants") all or any part of the indebtedness of Borrower at any time outstanding under the Note, this Agreement, or any of the Related Documents (collectively, the "Loan Documents"). Borrower acknowledges and agrees that any such disposition will give rise to an obligation of Borrower to each Participant and that, in such event, each Participant shall, for all purposes hereof, be entitled to the benefits of the Loan Documents and all other documents, instruments, and agreements therein described, as its interest may appear. Borrower shall, from time to time at the request of Lender, execute and deliver, or cause to be executed and delivered, to Lender or to such party or parties (including any Participant) as Lender may designate, any and all such further instruments as may in the opinion of Lender be necessary or desirable to give full force and effect to such disposition, including, but not limited to, a new note or new notes to be issued in exchange for the Note and such estoppel certificates or other instruments as may be requested from Borrower to evidence the continuing validity of the Loan Documents and the absence of any default by Lender thereunder. Notwithstanding the foregoing, Borrower acknowledges that no Participant shall be deemed a direct lender or co-lender with Lender.

       Costs and Expenses. Borrower agrees to pay upon demand all of Lender's out-of-pocket expenses, including attorneys' fees, incurred in connection with this Agreement or in connection with the Loans made pursuant to this Agreement. Lender may pay someone else to help collect the Loans and to enforce this Agreement, and Borrower will pay that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and legal expenses, whether or not there is a lawsuit, including attorneys' fees for arbitration and bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also will pay any court costs, in addition to all other sums provided by law.

       Entire Agreement. This Agreement and the Related Documents constitute all of the agreements between the parties relating to the Project and supersede all other prior or concurrent oral or written agreements or understandings relating to the Project.

       Notices. All notices required to be given under this Agreement shall be given in writing and shall be effective when actually delivered or when deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this
       Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower's current address(es).

       Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

       Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Related Documents, regardless of any investigation made by Lender or on Lender's behalf.

       Time of the Essence.  Time is of the essence hereof.

       Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Grantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

       Multiple Parties; Corporate Authority. All obligations of Borrower under this Agreement shall be joint and several, and all references to Borrower shall mean each and every Borrower. This means that each of the Borrowers signing below is responsible for all obligations in this Agreement. Where any one or more of the parties are corporations or partnerships or limited liability companies, it is not necessary for Lender to inquire into the powers of any of the parties or of the officers, directors, partners, members, or agents acting or purporting to act on their behalf.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDER AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDER TO BE ENFORCEABLE.

EACH BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS CONSTRUCTION LOAN AGREEMENT, AND EACH BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS DATED AS OF DECEMBER 1, 1997.

BORROWER:

Timberline Software Corporation

By: /s/ Thomas P. Cox
   -------------------------------
Its: Senior Vice President
    ------------------------------


LENDER:

Pacific One Bank

By: /s/ Karen I. Rambeau
   -------------------------------
       Authorized Officer